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                                                                    Exhibit 23.6
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc., of our report dated March 3, 1997, with respect to the combined financial statements of Donno Company, Inc. and affiliates included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated January 31, 1997 (as amended on Form 8-K/A filed April 15, 1997 and July 10, 1997), both filed with the Securities and Exchange Commission.



                              /s/ Paternostro, Callahan & DeFreitas, LLP

                              Paternostro, Callahan & DeFreitas, LLP

Mineola, New York
July 29, 1997